SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 2)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 17, 2006
COMPASS BANCSHARES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-31272	63-0593897

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 South 20th Street, Birmingham, Alabama	35233

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (205) 297-3000
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant
     On March 16, 2006, the Audit Committee of the Board of Directors of Compass Bancshares, Inc. (the “Company”) dismissed its independent registered public accountants, PricewaterhouseCoopers LLP (“PwC”), and selected Ernst & Young LLP (“Ernst & Young”) to serve as the Company’s independent registered public accountants for 2006.
     The reports of PwC on the consolidated financial statements of the Company for the fiscal years ended December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principle. During the years ended December 31, 2005 and 2004 and through March 16, 2006, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC would have caused it to make reference thereto in its reports on the financial statements for such years.
     As previously reported and as discussed under Management’s Report on Internal Control Over Financial Reporting under Item 9A of the Company’s 2004 Form 10-K/A, management and the Audit Committee of the Board of Directors of the Company determined that the Company’s audited financial statements for 2004, 2003 and 2002 and the unaudited interim financial statements for each of the quarters ended March 31, June 30, and September 30, 2005 and 2004 could not be relied upon. Based upon their evaluation, management concluded that as of the end date for each of these periods, a material weakness in the Company’s internal control regarding the appropriate classification of certain interest rate swaps and the related valuation of the hedged brokered certificates of deposit and trust preferred debt existed. As a result of this material weakness, the 2004 Form 10-K/A, filed on January 11, 2006 with the Securities and Exchange Commission, included restated consolidated financial statements for 2004, 2003 and 2002. Also, the Form 10-Q/A for each of the quarters ended March 31, June 30, and September 30, 2005 and 2004, respectively, filed on January 11, 2006 with the Securities and Exchange Commission, included restated interim consolidated financial statements. As of January 11, 2006, management believes it has fully remediated this material weakness in internal control over financial reporting. As previously reported and as discussed under Management’s Report on Internal Control Over Financial Reporting under Item 9A of the Company’s 2005 Form 10-K, the Company maintained effective internal control over financial reporting as of December 31, 2005.
     Except for the material weakness described above, there are no reportable events under Item 304(a)(1)(v) of SEC Regulation S-K that occurred during the years ended December 31, 2005 and 2004 and through March 16, 2006. The Audit Committee of the Board of Directors of the Company discussed the material weakness described above with PwC, and the Company has authorized PwC to respond fully to the inquiries of a successor auditor concerning the subject matter of the material weakness described above.
     The Company provided PwC with a copy of the foregoing disclosure. The Company has requested a letter from PwC stating its agreement with these statements. This letter is attached as Exhibit 16.
     During the Company’s two most recent fiscal years ended December 31, 2005, and the subsequent interim period through March 16, 2006, the Company did not consult with Ernst & Young regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or (2) the subject matter of a disagreement or reportable event as defined in Item 304(a)(1)(iv) and (v).

Item 9.01. Financial Statements and Exhibits
(c) Exhibits:
16	Letter dated March 24, 2006, from PricewaterhouseCoopers LLP to the Securities and Exchange Commission regarding change in certifying accountant.
Exhibit Index

Exhibit No.	Description of Document
16	Letter dated March 24, 2006 from PricewaterhouseCoopers LLP to the Securities and Exchange Commission regarding the change in certifying accountant

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.
Dated: March 24, 2006

COMPASS BANCSHARES, INC.
By:	/s/ Jerry W. Powell
Jerry W. Powell
General Counsel and Secretary